Exhibit 5.1

September 17, 2020

AzurRx BioPharma, Inc.
760 Parkside Avenue
Downstate Biotechnology Incubator, Suite 304
Brooklyn, New York 11226

Ladies and Gentlemen:

We have acted as counsel to AzurRx BioPharma, Inc., a Delaware corporation (the “Company”), in connection with the Company’s Registration Statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the offer and sale by the selling stockholders identified therein of up to 53,475,768 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”). Such shares of Common Stock consist of:

(i)
31,754,204 shares of Common Stock (the “Series B Conversion Shares”) issuable upon conversion of 2,912.583005 of the Company’s Series B Convertible Preferred Stock (the “Series B Preferred Stock”), including 2,628,448 shares of Common Stock potentially issuable in respect of paid-in-kind dividend obligations relating to the Series B Preferred Stock, which are currently issued and outstanding;

(ii)
14,562,826 shares of Common Stock (the “Series B Warrant Shares”) issuable upon exercise of certain warrants to purchase Common Stock (the “Series B Warrants”) named in the Registration Statement, which are currently issued and outstanding;

(iii)
1,772,937 shares of Common Stock (the “Exchange Warrant Shares”) issuable upon exercise of certain warrants to purchase Common Stock (the “Exchange Warrants”) named in the Registration Statement, which are currently issued and outstanding;

(iv)
1,382,902 shares of Common Stock (the “July Placement Agent Warrant Shares”) issuable upon exercise of certain warrants to purchase Common Stock (the “July Placement Agent Warrants”) named in the Registration Statement, which are currently issued and outstanding.

(v)
3,558,795 shares of Common Stock (the “Note Warrant Shares”) issuable upon exercise of certain warrants to purchase Common Stock (the “Note Warrants”) named in the Registration Statement, which are currently issued and outstanding; and

(vi)
444,104 shares of Common Stock (the “January Placement Agent Warrant Shares” and together with the Investor Warrant Shares, the July Placement Agent Warrant Shares, the Series B Warrants Shares, and the Exchange Warrant Shares, the “Warrant Shares”) issuable upon exercise of certain warrants to purchase Common Stock (the “January Placement Agent Warrants” and together with the Note Warrants, the July Placement Agents Warrants, the Series B Warrants and the Exchange Warrants, the “Warrants”) named in the Registration Statement, which are currently issued and outstanding.

In connection with rendering this opinion, we have examined the Certificate of Incorporation and the Bylaws of the Company, the Certificate of Designation for the Series B Preferred Stock, the forms of the Warrants, and such other corporate records, agreements, documents and instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and we have made such inquiries of such officers and representatives, as we have deemed necessary or appropriate for the purposes of this opinion.

In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity of original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to these opinions that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company.

____________________________________________________________________________________
NEW YORK      PALO ALTO     NEW JERSEY       UTAH         WASHINGTON, D.C.                     Lownstein Sandler LLP

Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that:

1.
when issued in accordance with the terms of the respective shares of Series B Preferred Stock, theSeries B Conversion Shares will be duly authorized, validly issued, fully paid and non-assessable; and

2.
when issued in accordance with the terms of the respective Warrants, the Warrant Shares will be duly authorized, validly issued, fully paid and non-assessable.

The opinions expressed herein are limited to the corporate laws of the State of Delaware, and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.

We hereby consent to the filing of a copy of this opinion letter as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/ Lowenstein Sandler LLP
Lowenstein Sandler LLP